As filed with the Securities and Exchange Commission on October 29, 2007

Registration Number 333-137479

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 5)

ANPATH GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	2842	20-1602779
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

116 Morlake Drive, Suite 201, Mooresville, NC 28117
(Address of principal executive offices)

(704) 658-3350
(Registrant’s Telephone Number, including Area Code)

J. Lloyd Breedlove	Copies to:
Chief Executive Officer	Lawrence G. Nusbaum, Esq.
Anpath Group, Inc.	Gusrae, Kaplan, Bruno & Nusbaum PLLC
116 Morlake Drive, Suite 201	120 Wall Street
Mooresville, NC 28117	New York, New York 10005
(704) 658-3350	(212) 269-1400
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form SB-2 of Anpath Group, Inc. (File No. 333-137479) is being filed solely for the purpose of updating and re-filing Exhibit 5.1 to the Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not a party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

Our certificate of incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the DGCL, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the DGCL (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.  Additionally, we have included in our certificate of incorporation and our bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the DGCL.  The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claims arising against such person in their official capacities, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our certificate of incorporation, as amended, and our bylaws filed as Exhibits 3.1 and 3.2 to our registration on Form SB-2 as filed with the Commission on March 16, 2005, which we incorporate in this filing by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing, or otherwise, the company has been advised that the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Telecomm Sales Network in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$4,399
Printing and Engraving Expenses	15,000
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	30,000
Miscellaneous	5,000

Total	$79,387

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES

In January 2006, in connection with our acquisition of EnviroSystems through a reverse merger (the “Merger”), we issued 6,400,000 shares of restricted common stock to the holders of EnviroSystems preferred stock and holders of options and warrants to purchase EnviroSystems preferred stock.  Immediately prior to the Merger, the EnviroSystems preferred stockholders held 2,524,472 shares of EnviroSystems preferred stock and warrants and options to purchase up to an additional 838,850 shares of EnviroSystems preferred stock, for an aggregate of 3,363,322 shares of EnviroSystems’ preferred stock on a fully diluted basis.  All of such preferred shares, including preferred shares underlying options and warrants, were exchanged for 6,400,000 shares of our common stock, which resulted in a conversion ratio of approximately 1.902880 shares of our common stock for each share of EnviroSystems preferred stock, on a fully diluted basis.   Accordingly, of the 6,400,000 shares of our common stock issued in the Merger, 4,833,469 shares represent shares issued in exchange for shares of preferred stock, 583,201 shares represent shares of common stock issuable upon the exercise of warrants to purchase EnviroSystems preferred stock and 983,329 shares represent shares issuable upon the exercise of options to purchase EnviroSystems preferred stock.  The shares of our common stock issued in the Merger were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  We made this determination based upon representations made to us by EnviroSystems that each of such preferred stock holders were financial sophisticated and that less than 35 of such preferred stockholders were not “accredited investors” ” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom

Concurrently with the closing of the Merger in January 2006, we completed the sale of 4,250,000 shares of restricted common stock in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated November 16, 2005 (the “Offering”).  We received gross proceeds of $8,500,000 from the sale of these shares.  The Offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. None of the shares of our common stock were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the

Securities Act or an applicable exemption therefrom.  In connection with the Offering, Laidlaw & Company (UK) Ltd, APS Financial Services and Riverstone Wealth Management acted as placement agents.  We paid an aggregate cash fee of $850,000, to the placement agents and issued four-year warrants to purchase up to 637,500 shares of our common stock at an exercise price of $2.50 per share.

In October 2005, pursuant to a Securities Purchase Agreement dated as of October 31, 2005 (the “Agreement”) by and between us and MV Nanotech Corp., a Texas corporation, we issued and sold to MV Nanotech 3,230,000 shares of our restricted common stock and a warrant to purchase up to an additional 4,000,000 shares of common stock. The warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. Pursuant to the Agreement, MV Nanotech paid us $80,750 for the Securities, of which $40,375 was paid in cash and the remaining $40,375 was paid pursuant to a non-interest bearing promissory note made by MV Nanotech in favor of us, which was paid in January 2006.  The source of funds was MV Nanotech’s available funds.  The shares of our common stock issued to MV Nanotech were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.   We made this determination based on MV Nanotech’s representation to us that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

In March 2007, pursuant to the exercise of a warrant to purchase our common stock, we issued 250,000 shares of our restricted common stock to the Singer Children’s Management Trust (the “Singer Trust”) in exchange for the Singer Trust’s payment to us of the exercise price of $625,000.  In March 2007, the Singer Trust acquired warrants to purchase up to 1,000,000 shares of our common stock from MV Nanotech Corp.  Following such exercise, the Singer Trust was the holder of 250,000 shares of our restricted common stock and warrants to purchase up to 750,000 shares of our common stock. The warrants have an exercise price of $2.50 per share and expire on April 10, 2010.  The warrants have a limit on exercise which restricts the Singer Trust’s ability to exercise the warrants if such exercise would result in the Singer Trust’s ownership exceeding 4.9% of our outstanding common stock.  The shares of our common stock issued to the Singer Trust were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and the rules adopted thereunder and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.   We made this determination based on the representations of the Singer Trust which included, in pertinent part, that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that it was acquiring such securities for investment purposes for its own account and not as a nominee or agent, and not with a view to resale or distribution, and that it understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In March 2007, pursuant to the exercise of warrants to purchase preferred stock of EnviroSystems, Inc., we issued 49,889 shares of our restricted common stock to Atypical Bioventures Fund LLC.  Atypical acquired the warrants in June 2004 pursuant to a Note and Warrant Purchase Agreement with EnviroSystems, Inc.  The shares of our common stock issued to Atypical were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and the rules adopted thereunder and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.   We made this determination based on the representations of Atypical which included, in pertinent part, that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that it was not formed solely for the purpose of making such investment and that it was acquiring such securities for investment purposes for its own account and not as a nominee or agent, and not with a view to resale or distribution, and that it understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In July 2007, pursuant to a Settlement Agreement (the “Settlement Agreement”), dated as of July 6, 2007 by and among us, MV Nanotech Corp. (“MV Nanotech”), The Ferguson Living Trust UTD 8/13/74 (the “Trust”) and Daniel Ferguson in his capacity as the shareholder agent (the “Shareholder Agent”), we issued the Trust a warrant to purchase 2,500,000 shares of our common stock at an exercise price of $2.70 per share.  As partial exchange for the issuance of the warrant by the Trust, the entered into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which the Trust agreed not to sell or otherwise transfer any shares of our common stock held by the Trust, or issuable to the Trust upon exercise of such options or warrants for a period of 12 months from the date of the Lock-Up Agreement without our prior written consent.  The warrant issued to the Ferguson Trust was issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and the rules adopted thereunder and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

In August, 2004, at the time of our incorporation, we issued 1,000,000 shares of our restricted common stock (for an aggregate of 2,000,000 shares) to each of our founding stockholders, William Sarine and Tony Summerlin, at $0.0001 per share and $200 in the aggregate. Mr. Sarine and Summerlin were accredited investors, and the securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act and the rules adopted thereunder.  We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

During the period from September to November of 2004, we sold 2,120,000 shares of our restricted common stock at a price of $0.05 per share to investors pursuant to a private offering for a total of $106,000.  The private offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. None of the shares of our common stock were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 27.

EXHIBITS

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation (1)
3.1(a)	Certificate of Amendment to Certificate of Incorporation (7)
3.2	By-Laws (1)
4.1	Specimen Certificate of Common Stock (1)
4.2	Form of Warrant (5)
4.3	Warrant, dated July 6, 2007 (8)
5.1	Opinion of Gusrae, Kaplan, Bruno & Nusbaum PLLC
10.1	2004 Equity Compensation Plan (1)
10.2	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc. (2)
10.3

Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.) (3)

10.4	Escrow and Lock-Up Agreement, dated as of November 11, 2005 by and between Telecomm, Daniel Ferguson, as shareholder agent, EnviroSystems and Jerold K. Levien, Esq. as escrow agent.(4)

10.5	Form of Registration Rights Agreement between Telecomm Sales Network, Inc. and the other signatories thereto. (5)
10.6	Commercial Lease Agreement dated June 6, 2006 by and between Morlake Executive Suites and EnviroSystems, Inc. (5)
10.7	Telecomm Sales Network, Inc. 2006 Stock Incentive Plan (5)+
10.8	Form of Incentive Stock Option Agreement (5)+
10.9	Form of Non-Qualified Stock Option Agreement (5)+
10.10	Form of Restricted Stock Agreement (5)+
10.11	Employment Agreement made as of January 19, 2006 between Telecomm Sales Network, Inc. and J. Lloyd Breedlove(4)
10.12	Manufacturing Agreement dated as of August 1, 2006 between EnviroSystems, Inc. and Minntech Corporation (6) *
10.13	Intellectual Property Assignment Agreement between EnviroSystems, Inc. American Children’s Foundation, Richard H Othus, Andrew D.B. Lambie and Cascade Chemical Corporation.
10.14	Consent Agreement and Final Order with United States Environmental Protection Agency (6)
10.15	Securities Purchase Agreement dated as of March 7, 2007 between MV Nanotech Corp., the Singer Children’s Management Trust and, solely with respect to sections 4 and 8, Anpath Group, Inc.
10.16	Settlement Agreement dated as of July 6, 2007 by and among Anpath Group, Inc., MV Nanotech Corp. and The Ferguson Living Trust UTD 8/13/74 and Daniel Ferguson in his capacity as Shareholder Agent (8)
10.17	Lock-Up Agreement made and entered into as of July 6, 2007 (8)
21.1	Subsidiaries of the Registrant (5)
23.1	Consent of Williams & Webster**
23.2	Consent of Gusrae, Kaplan, Bruno & Nusbaum PLLC (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page to this Registration Statement)**
(1)	Filed as an exhibit to the registrant’s Registration Statement on Form SB-2 filed on March 16, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 11, 2005 and incorporated herein by reference.
(3)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 17, 2005 and incorporated herein by reference.
(4)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 12, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to the registrant’s Transition Report on Form 10-KSB filed on June 29, 2006 and incorporated herein by reference.
(6)	Filed as an exhibit to the registrant’s Form 10-QSB for the quarter ended September 30, 2006 filed on November 15, 2006.
(7)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 17, 2007 and incorporated herein by reference.
(8)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on July 10, 2007 and incorporated herein by reference.

 + Denotes a management contract or compensatory plan or arrangement

* A request for confidential treatment has been furnished to the SEC for portions of such document. Confidential portions have been omitted and furnished separately to the SEC in accordance with Rule 406(b).

** Previously filed.

ITEM 28.

UNDERTAKINGS

The undersigned small business issuer hereby undertakes to:

(1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

(1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Amendment No. 5 to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on this 29 day of October, 2007.

ANPATH GROUP, INC.

October 29, 2007	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Lloyd Breedlove	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2007
J. Lloyd Breedlove

/s/ Stephen Hoelscher	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 29, 2007
Stephen Hoelscher

*	Director	October 29, 2007
Charles Cottrell

*	Director	October 29, 2007
Jeffrey Connally

*	Director	October 29, 2007
Stephen A. Schneider

* /s/  J. Lloyd Breedlove

         J. Lloyd Breedlove

         Attorney-in-Fact

 Index to Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation (1)
3.1(a)	Certificate of Amendment to Certificate of Incorporation (7)
3.2	By-Laws (1)
4.1	Specimen Certificate of Common Stock (1)
4.2	Form of Warrant (5)
4.3	Warrant, dated July 6, 2007 (8)
5.1	Opinion of Gusrae, Kaplan, Bruno & Nusbaum PLLC
10.1	2004 Equity Compensation Plan (1)
10.2	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc. (2)
10.3

Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.) (3)

10.4	Escrow and Lock-Up Agreement, dated as of November 11, 2005 by and between Telecomm, Daniel Ferguson, as shareholder agent, EnviroSystems and Jerold K. Levien, Esq. as escrow agent.(4)
10.5	Form of Registration Rights Agreement between Telecomm Sales Network, Inc. and the other signatories thereto. (5)
10.6	Commercial Lease Agreement dated June 6, 2006 by and between Morlake Executive Suites and EnviroSystems, Inc. (5)
10.7	Telecomm Sales Network, Inc. 2006 Stock Incentive Plan (5)+
10.8	Form of Incentive Stock Option Agreement (5)+
10.9	Form of Non-Qualified Stock Option Agreement (5)+
10.10	Form of Restricted Stock Agreement (5)+
10.11	Employment Agreement made as of January 19, 2006 between Telecomm Sales Network, Inc. and J. Lloyd Breedlove(4)
10.12	Manufacturing Agreement dated as of August 1, 2006 between EnviroSystems, Inc. and Minntech Corporation (6) *
10.13	Intellectual Property Assignment Agreement between EnviroSystems, Inc. American Children’s Foundation, Richard H Othus, Andrew D.B. Lambie and Cascade Chemical Corporation.
10.14	Consent Agreement and Final Order with United States Environmental Protection Agency (6)
10.15	Securities Purchase Agreement dated as of March 7, 2007 between MV Nanotech Corp., the Singer Children’s Management Trust and, solely with respect to sections 4 and 8, Anpath Group, Inc.
10.16	Settlement Agreement dated as of July 6, 2007 by and among Anpath Group, Inc., MV Nanotech Corp. and The Ferguson Living Trust UTD 8/13/74 and Daniel Ferguson in his capacity as Shareholder Agent (8)
10.17	Lock-Up Agreement made and entered into as of July 6, 2007 (8)
21.1	Subsidiaries of the Registrant (5)
23.1	Consent of Williams & Webster**

23.2	Consent of Gusrae, Kaplan, Bruno & Nusbaum PLLC (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page to this Registration Statement)**

(1)	Filed as an exhibit to the registrant’s Registration Statement on Form SB-2 filed on March 16, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 11, 2005 and incorporated herein by reference.
(3)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 17, 2005 and incorporated herein by reference.
(4)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 12, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to the registrant’s Transition Report on Form 10-KSB filed on June 29, 2006 and incorporated herein by reference.
(6)	Filed as an exhibit to the registrant’s Form 10-QSB for the quarter ended September 30, 2006 filed on November 15, 2006.
(7)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 17, 2007 and incorporated herein by reference.
(8)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on July 10, 2007 and incorporated herein by reference.

 + Denotes a management contract or compensatory plan or arrangement

* A request for confidential treatment has been furnished to the SEC for portions of such document. Confidential portions have been omitted and furnished separately to the SEC in accordance with Rule 406(b).

** Previously filed.